Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements (Form S-8 No.’s 33-43902, 333-24215, 333-61980, 333-105185, 333-124356 and Form S-4 No. 33-32091) of W.W. Grainger, Inc. and in the related prospectuses of our report dated February 21, 2006, with respect to the consolidated financial statements of W.W. Grainger, Inc., W.W. Grainger, Inc. management’s assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of W.W. Grainger, Inc., included in this Annual Report (Form 10-K) for the year ended December 31, 2005.

ERNST & YOUNG LLP

Chicago, Illinois

February 24, 2006

We hereby consent to the incorporation of our report dated February 11, 2005 accompanying the consolidated financial statements and management’s assessment of the effectiveness of internal control over financial reporting on page 27 of the Annual Report for the year ended December 31, 2004 by reference in the prospectuses constituting part of the Registration Statements on Form S-8 (Nos. 33-43902, 333-24215, 333-61980, 333-105185 and 333-124356) and on Form S-4 (No. 33-32091) of W.W. Grainger, Inc.

GRANT THORNTON LLP

Chicago, Illinois

February 24, 2006